SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 29, 2015

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

 (Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Broadway, Suite 505 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(212) 508-4778

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 29, 2015, the Company entered into an unsecured convertible promissory note and warrant purchase agreement with Apollo Capital Corp.  Under this agreement, Apollo will lend the Company a total of $52,000.  In return, the Company has issued a convertible promissory note with a value of $52,000.  This note is due on May 22, 2016, and has an interest rate of 12% per annum.

At any time after the issuance of the note, Apollo may convert all or part of the outstanding principal amount of the note and any accrued interest into common shares of the Company at a price equal to the lower of $0.25 or a conversion price equal to a 50% discount from the lowest trade price in the twenty trading days prior to the day that Apollo requests conversion.  Apollo cannot receive more than 9.99% of the Company’s outstanding common shares.  In addition, should the shares be chilled for any reason while the agreement remains outstanding, an additional 10% discount will be attributed to the conversion price and the conversion dollar amount per conversion shall be reduced by a flat fee $1,500 to be paid by the Company to cover costs associated with the deposit of chilled stocks for each conversion.

In the event of default, the Company agrees to pay all costs and expenses, including reasonable attorney’s fees, which Apollo may incur in collecting any amount due under this Note.

At any time that the note remains outstanding, upon 3 business days’ written notice to Apollo, the Company may pay 150% of the entire outstanding principal amount of the note plus any accrued but unpaid interest.  If the Company gives written notice of prepayment, Apollo continues to have the right to convert principal and interest on the note into common shares until 3 business days elapse from the prepayment notice.

The Company has also issued Apollo a warrant to purchase a maximum of 620,000 fully paid and non-assessable common shares at a price of $0.25 per share.  Apollo must provide 61 written days notice to the Company before exercising this warrant in the event that such exercise would result in Apollo being deemed the beneficial owner of 9.99% or more of the outstanding common shares.

On June 30, 2015, the Company issued a consolidated convertible promissory note to Capitoline Ventures II, LLC.  Capitoline is providing the Company with funding equal to $27,000, which is added to the $25,000 that Capitoline provided to the Company on May 22, 2015.  The consolidated promissory note equals $52,000.  The consolidated promissory note is due on May 22, 2016, and bears interest of 12% per annum from the date of issuance.

At any time after the issuance of the note, Capitoline may convert all or part of the outstanding principal amount of the note and any accrued interest into common shares of the Company at a price equal to the lower of $0.25 or a conversion price equal to a 50% discount from the lowest trade price in the twenty trading days prior to the day that Capitoline requests conversion.  Capitoline cannot receive more than 9.99% of the Company’s outstanding common shares.  In addition, should the shares be chilled for any reason while the agreement remains outstanding, an additional 10% discount will be attributed to the conversion price and the conversion dollar amount per conversion shall be reduced by a flat fee $1,500 to be paid by the Company to cover costs associated with the deposit of chilled stocks for each conversion.

In the event of default, the Company agrees to pay all costs and expenses, including reasonable attorney’s fees, which Capitoline may incur in collecting any amount due under this Note.

At any time that the note remains outstanding, upon 3 business days’ written notice to Capitoline, the Company may pay 150% of the entire outstanding principal amount of the note plus any accrued but unpaid interest.  If the Company gives written notice of prepayment, Capitoline continues to have the right to convert principal and interest on the note into common shares until 3 business days elapse from the prepayment notice.

Item 2.03 – Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 3.02 – Unregistered Sales of Equity Securities

On June 29, 2015, the Company entered into an unsecured convertible promissory note and warrant purchase agreement with Apollo Capital Corp., as described above in Item 1.01.  These shares, when issued, will be exempt from registration under Section 4(a)(2) of the Securities Act.  Apollo has enough knowledge to be considered a sophisticated investor, they have access to the type of information normally provided in a prospectus for a registered securities offering, and have agreed not to resell or distribute the securities to the public.

On June 30, 2015, the Company issued a consolidated convertible promissory note to Capitoline Ventures II, LLC, as described above in Item 1.01.  These shares, when issued, will be exempt from registration under Section 4(a)(2) of the Securities Act.  Capitoline has enough knowledge to be considered a sophisticated investor, they have access to the type of information normally provided in a prospectus for a registered securities offering, and have agreed not to resell or distribute the securities to the public.

Item 9.01 - Exhibits

Exhibit 10.1 – Unsecured convertible promissory note and warrant purchase agreement between Global Arena Holding, Inc. and Apollo Capital Corp., signed June 29, 2015.

Exhibit 10.2 – Convertible promissory note between Global Arena Holding, Inc. and Apollo Capital Corp., issued June 29, 2015.

Exhibit 10.3 – Consolidated convertible promissory note between Global Arena Holdings, Inc. and Capitoline Ventures II, LLC, signed June 30, 2015, originally dated May 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:      /s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  July 6, 2015

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